EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Andrew J. Pease, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of QuickLogic Corporation on Form 10-K for the fiscal year ended December 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Andrew J. Pease
Date:	March 8, 2013
Name:	Andrew J. Pease
Title:	President and Chief Executive Officer
I, Ralph S. Marimon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of QuickLogic Corporation on Form 10-K for the fiscal year ended December 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Ralph S. Marimon
Date:	March 8, 2013
Name:	Ralph S. Marimon
Title:	Vice President, Finance and Chief Financial Officer